Exhibit 99.3

Hexcel Corporation and Subsidiaries
Net Sales by Product Group and Market Segment
For the Quarters Ended September 30 and June 30, 2008 and 2007
 and the Nine-Month Periods Ended September 30, 2008 and 2007

	Unaudited
	Commercial		Space &
(In millions)	Aerospace	Industrial	Defense	Total

Third Quarter 2008
Composite Materials	$131.9	$78.2	$58.5	$268.6
Engineered Products	44.6	1.1	17.1	62.8
Total	$176.5	$79.3	$75.6	$331.4
	53%	24%	23%	100%

Second Quarter 2008
Composite Materials	$148.1	$84.7	$59.7	$292.5
Engineered Products	50.6	1.1	15.3	67.0
Total	$198.7	$85.8	$75.0	$359.5
	55%	24%	21%	100%

Third Quarter 2007
Composite Materials	$110.0	$67.6	$46.4	$224.0
Engineered Products	42.8	0.3	14.0	57.1
Total	$152.8	$67.9	$60.4	$281.1
	54%	24%	22%	100%

Second Quarter 2007
Composite Materials	$110.7	$75.6	$45.6	$231.9
Engineered Products	44.0	0.3	13.6	57.9
Total	$154.7	$75.9	$59.2	$289.8
	53%	26%	21%	100%

Year to date September 30, 2008
Composite Materials	$423.6	$240.0	$175.4	$839.0
Engineered Products	143.5	3.5	49.4	196.4
Total	$567.1	$243.5	$224.8	$1,035.4
	55%	23%	22%	100%

Year to date September 30, 2007
Composite Materials	$324.8	$217.0	$144.3	$686.1
Engineered Products	126.7	0.9	39.8	167.4
Total	$451.5	$217.9	$184.1	$853.5
	53%	25%	22%	100%